   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1997.


                                                      REGISTRATION NO. 333-33653
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                               AMENDMENT NO. 6 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         METROMEDIA FIBER NETWORK, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  4813                                 11-3168327
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification Number)

                              110 East 42nd Street

                                   Suite 1502

                               New York, NY 10017

                                 (212) 687-9177

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                              STEPHEN A. GAROFALO

                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                         METROMEDIA FIBER NETWORK, INC.

                              110 EAST 42ND STREET

                                   SUITE 1502

                               NEW YORK, NY 10017

                                 (212) 687-9177

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

          JAMES M. DUBIN, ESQ.                        JOHN W. WHITE, ESQ.
PAUL, WEISS, RIFKIND, WHARTON & GARRISON            CRAVATH, SWAINE & MOORE
       1285 AVENUE OF THE AMERICAS                      WORLDWIDE PLAZA
      NEW YORK, NEW YORK 10019-6064                    825 EIGHTH AVENUE
             (212) 373-3000                      NEW YORK, NEW YORK 10019-7475
                                                        (212) 474-1000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                              PROPOSED MAXIMUM
                                                                          PROPOSED MAXIMUM       AGGREGATE           AMOUNT OF
                TITLE OF EACH CLASS                     AMOUNT TO BE       OFFERING PRICE      OFFERING PRICE       REGISTRATION
          OF SECURITIES TO BE REGISTERED               REGISTERED(1)         PER SHARE             (1)(2)              FEE(3)
Class A Common Stock, par value $.01 per share.....   7,590,000 shares         $16.00           $121,440,000          $36,800


(1) Includes shares which may be purchased by the Underwriters solely to cover over-allotments, if any.

(2) Estimated solely for purposes of calculating the registration fee.


(3) Calculated pursuant to Rule 457(a). $34,848.48 of the registration fee was wired to the Securities and Exchange Commission in connection with the initial filing. An additional registration fee of $1,951.52 is being wired to the Commission's account at Mellon Bank on the date of this filing.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities registered hereby. All the amounts shown are estimates, except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee. All of the following fees and expenses will be paid by the Company.


Securities and Exchange Commission registration fee............................  $   36,800
NASD filing fee................................................................      12,000
Nasdaq National Market listing fee.............................................      50,000
Printing and engraving expenses................................................     250,000
Legal fees and expenses........................................................     400,000
Accounting fees and expenses...................................................     198,049
Blue Sky fees and expenses (including counsel fees and expenses)...............      25,000
Transfer Agent and Registrar fees and expenses.................................      25,000
Miscellaneous..................................................................       3,151
                                                                                 ----------
    Total......................................................................  $1,000,000
                                                                                 ----------
                                                                                 ----------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

    Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

    Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a Stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Charter contains such a provision.

    The Company's Charter further provides that the Company shall indemnify its officers and directors and, to the extent authorized by the Board, employees and agents of the Company, to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    During the past three years, the Company has issued the following securities, none of which have been registered under the Securities Act.

    As of December 31, 1995, the Company owed its majority shareholder $896,979. Pursuant to an agreement dated May 21, 1996, the Company issued 152,100 shares of its Class A Common Stock to the majority shareholder in consideration for the cancellation of a portion of the outstanding balance.

    The Company engaged the services of an electrical contractor controlled by the Company's majority shareholder in connection with the construction of the fiber optic network. As of December 31, 1995, the entire $692,887 was owed to this related company. In May 1996, the Company and the assignee of this related party entered into an agreement whereby the full amount of this indebtedness was satisfied by the issuance of 456,300 shares of the Company's Class A Common Stock.

    On May 1, 1995, the Company issued Option Warrants to Realprop for 207,883 shares of Class A Common Stock at $.01 per share, exercisable prior to February 1, 1999. The warrants were redeemed by the Company as part of the Katz Securities.

    On March 16, 1995, the Company entered into the Rubin Loan Agreement with one of the Company's directors for $500,000 bearing interest at 10% per annum due on March 16, 1996. As an inducement for entering into this loan agreement, the Company issued to the director 155,994 shares of Class A Common Stock.

    On April 18, 1995, the Company entered into a loan agreement with a customer for $500,000 bearing interest at 11% per annum, originally due 120 days from the date of this loan. Pursuant to a supplemental agreement dated January 12, 1996, the parties agreed to extend the maturity date of this loan to November 18, 1996. Pursuant to a second supplemental agreement dated March 1997, the parties agreed to extend the maturity date to June 30, 1997. On February 16, 1995, the Company issued to this party a warrant entitling the holder to purchase a total of 669,167 shares of the Company's Class A Common Stock. This warrant was cancelled and replaced by a new warrant issued on February 13, 1997 for 456,300 nonassessable shares of Class A Common Stock at a purchase price of $4.85 per share. The new warrant expires on February 13, 2000.

    On April 16, 1996, the Company entered into an agreement with US ONE for the lease of exclusive usage rights for 8 to 12 fibers on the Company's fiber optic transmission network. On April 30, 1997, the Company amended this agreement. Concurrent with the execution of the original lease agreement, the

Company and US ONE entered into a bridge financing agreement. Concurrent with the execution of the aforementioned lease and bridge financing agreements, the Company entered into a letter agreement with US ONE providing for the sale of a warrant to purchase Class A Common Stock of the Company. Under this agreement, the warrant is exercisable for a number of shares to be determined at the Company's discretion subject to a minimum number of 76,050 shares and a maximum number of 456,300 shares. The per share exercise price is to be determined pursuant to a formula, but in no event shall the aggregate purchase price exceed $1,250,000.

    On September 24, 1996, the Company entered into a loan agreement with Sterling Capital, LLC ("Sterling") for $550,000. As an incentive for the loan, MFN issued to Sterling warrants to purchase 94,302 shares of Class A Common Stock at an exercise price of the lesser of $5.92 per share, the price at which the Company shall issue its securities in the future less $5.92, or one half the price at which the Class A Common Stock of the Company is offered in an initial public offering. The warrants can be exercised at the later of (i) the third anniversary or (ii) twelve months and 90 days after the Company has completed a public offering.

    On February 13, 1996, the Company entered into an investment agreement with an individual, Patrice Knobel (the "Investor"), pursuant to which the Company borrowed $1,000,000 in consideration for the issuance of 12% senior subordinated promissory notes maturing on November 1, 1996. The notes were convertible at a price of $2.62 per unit for each $1,000 of principal outstanding. Each unit consists of the following: (i) .507 shares of Class A Common Stock, and (ii) one warrant to purchase one share of Class A Common Stock at $5.27 per share. As an inducement for entering into the investment agreement, the Company issued to the investor the following: (i) 381,087 paid shares of Class A Common Stock, and
(ii) a warrant to purchase 381,087 shares of Class A Common Stock at $5.27 per share, exercisable for a five year period beginning August 15, 1997 and ending August 15, 2002. On March 19, 1996, a supplemental investment agreement was executed with the same investor providing for an additional advance of $500,000 with the same maturity date, interest rate, conversion rights, and guaranty features as the initial $1,000,000 investment. This advance was subsequently repaid, along with interest on April 16, 1996. In connection with this supplemental agreement, the Company issued a warrant to purchase 190,543 shares of Class A Common Stock at $5.27 per share, exercisable for a five year period beginning on August 15, 1997 and expiring August 15, 2002. The Company also issued a warrant to purchase an additional 190,543 shares at $.006 per share (the "Penny Warrants"), exercisable for a period beginning August 15, 1997 and expiring August 15, 2002. On April 11, 1996, a memorandum of understanding was entered into between the parties pursuant to which the warrants issued on February 13, 1996 to purchase 381,087 shares at $5.27 per share and the warrants issued on March 19, 1996 to purchase 190,543 shares at $5.27 per share were surrendered by the investor to the Company in consideration for the issuance of 228,150 shares of the Company's Class A Common Stock. In April and July 1996, the investor purchased 152,100 and 38,443 shares of Class A Common Stock, respectively, at $.006 per share in connection with an exercise of the Penny Warrants. The Company granted the investor the right to exercise prior to the stated exercise period. Further, in accordance with the investment agreement an additional 38,025 shares of Class A Common Stock was issued to the investor in compliance with the anti-dilutive requirements in the agreement.

    In August 1995, the Company initiated a $600,000 private offering of subordinated notes. Those notes were scheduled to mature in March 1996 and bear interest at an annual rate of 15%, payable quarterly in arrears. Concurrent with the issuance of these notes, warrants were issued by the Company to the noteholders which were exercisable for common shares of the Company in an amount equal to 0.7% of the outstanding shares of Class A Common Stock immediately following an initial public offering of the Company's Class A Common Stock, at an exercise price equal to 60% of the initial public offering price. These warrants are exercisable over a three-year period beginning on the effective date of such initial public offering. In April 1996, the Company offered the warrant holders fully paid shares of Class A Common Stock equal to 0.7% of the Class A Common Stock then issued and outstanding, in exchange for the surrender and cancellation of the outstanding warrants, and in consideration for the extension of the maturity date of the notes through June 30, 1996. All of the warrant holders accepted this offer and accordingly, the Company issued a total of 59,359 shares of the Company's Class A Common Stock.

    In October 1995, the Company initiated a private offering of $858,000 of convertible subordinated notes. Through December, 1995, $783,000 of convertible notes were sold pursuant to this offering, and an additional $75,000 of notes were sold during January and February of 1996. These notes were scheduled to mature during the period October 1996 through February 1997 and bear interest at an annual rate of 15%, payable at maturity. The notes are convertible, at the Company's option, at any time into shares of Class A Common Stock at a rate of
1.521 shares of Class A Common Stock per $1,000 of note principal, at a conversion price equal to 60% of the per share price of an initial public offering of the Company's Class A Common Stock. Concurrently with the issuance of these notes, warrants were issued by the Company to the noteholders which are exercisable at a rate of 15,210 shares of Class A Common Stock per $100,000 of note principal. Such warrants, entitling the holders to purchase an aggregate of 130,502 shares, are exercisable at a price equal to 50% of the per share price of an initial pubic offering of Class A Common Stock over a three-year period beginning on the effective date of such public offering.

    In December 1996, the Company offered the private placement noteholders Common Stock purchase warrants to purchase 107,078 shares of its Class A Common Stock exercisable at one half of the price for which shares are sold in an initial public offering for a period of three years following such offering in exchange for the extension of the due dates of the notes. All of the noteholders accepted this offer.

    In March 1997, the Company issued purchase warrants to private placement noteholders to purchase 57,682 shares of common stock exercisable at one half of the price for which shares are sold in an initial public offering for a period of three years following such offering in exchange for the extension of the due dates of the notes.

    On January 12, 1996, the Company entered into an agreement with its then legal counsel which called for the issuance by the Company of Class A Common Stock as additional consideration for legal services provided. Pursuant to this agreement, and a subsequent amendment dated April 16, 1996, the Company issued a total of 491,105 shares during March and April of 1996.

    In June 1996, the Company sold a total of 38,025 shares of Class A Common Stock to two individuals for total proceeds of $100,000. Concurrent with the issuance of these shares, warrants were issued by the Company to these shareholders entitling the holders to purchase a total of 38,025 shares at $2.62 per share for a three year period. In the event of an initial public offering of the Company's Class A Common Stock during the exercise period, the exercise price will be reduced to the lesser of $2.62 or 50% of the per share price of the initial public offering.

    In July 1996, the Company issued 12,168 shares of Class A Common Stock as consideration for consulting services. In addition, the Company issued 150,579 shares to three employees for services rendered. The transaction was later rescinded and the shares were returned to the Company.

    In August 1996, the Company issued 182,520 shares of Class A Common Stock for consulting services to Marc Pelson.

    In September 1996, the Company sold 10,935 shares of Class A Common Stock to three individuals for total proceeds of $23,500.

    On April 15, 1996, the Company entered into a stock purchase agreement with VCNY. Pursuant to this agreement, the Company issued 1,521,000 shares of Class A Common Stock to VCNY as consideration for services provided by VCNY.

    In June 1996, the Company granted 152,100 Class A Common Stock purchase warrants to the Company's legal counsel exercisable at $.07 per share for a period of four years as additional consideration for legal services provided. This warrant was exercised in January 1997.

    On December 13, 1996, the Company issued and sold to Penny Lane Partners, L.P. ("Penny Lane"), for aggregate cash consideration of $2,025,000, (i) 150,000 shares of 10% cumulative convertible preferred Stock (the "Series A Preferred Stock") bearing dividends at a rate of $1.35 per share per annum, (ii) warrants to purchase 114,075 shares of Class A Common stock at an exercise price of $4.93 per share (the "Penny Lane Warrants") and (iii) a contingent Stock subscription warrant to purchase a number of shares of Class A Common Stock (such number to be determined based on certain future events) at an exercise price of $.02 per share (the "Contingent Warrants"), In March 1997, Penny Lane agreed to permit the Series A Preferred Stock and the Contingent Warrants to be redeemed at an aggregate redemption price of $2,115,000 (which includes accrued but unpaid dividends on the Series A Preferred Stock) and in connection therewith the number of Penny Lane Warrants was increased from 114,075 to 228,150.

    Through April 30, 1997, Metromedia loaned the Company an aggregate of $4,000,000. The Metromedia Loan bore interest at the prime rate announced by The Chase Manhattan Bank and was convertible into Class A Common Stock based on a formula if the principal and interest was not repaid in full by August 31, 1997. On April 30, 1997, the Metromedia Loan was repaid with a portion of the proceeds from the Metromedia Investment.

    On April 30, 1997, the Company sold an aggregate of 8,403.325 shares of Series B Preferred Stock to Metromedia and certain of its affiliates, for an aggregate price of $32.5 million. The shares of Series B Preferred Stock were exchanged for shares of Class B Common Stock in the Series B Reclassification.

    Each of the foregoing transactions was effected without registration under the Securities Act in reliance on the exemption from registration provided pursuant to Section 4(2) and Regulation D promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.


 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------

 1.1**     Form of Underwriting Agreement.

 3.1**     Form of Amended and Restated Certificate of Incorporation of Metromedia Fiber Network, Inc.

 3.2**     Form of Amended and Restated Bylaws of Metromedia Fiber Network, Inc.

 4.1**     Specimen Class A Common Stock Certificate of Metromedia Fiber Network,

 5.1**     Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

10.1**     Form of Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan.

10.2**     Employment Agreement by and between National Fiber Network, Inc. and Stephen A. Garofalo, dated as of
           February 26, 1997.

10.3**     Employment Agreement by and between National Fiber Network, Inc. and Howard Finkelstein, dated as of
           April 30, 1997.

10.4**     Agreement made as of April 30, 1997, to be amended by a Modification Agreement made as of October   ,
           1997 by and among Metromedia Company, Stuart Subotnick, Arnold Wadler, Silvia Kessel, Stephen A.
           Garofalo and National Fiber Network, Inc.

10.5**     Franchise Agreement between The City of New York and National Fiber Network, Inc., dated as of December
           20, 1993.

10.6**     Conduit Occupancy Agreement by and between New York Telephone Company and National Fiber Network, Inc.,
           dated as of May 1993.

10.7**     Consulting Agreement between National Fiber Network and Realprop Capital Corporation, dated as of
           February 1, 1996.

10.8**     Letter Agreement from National Fiber Network, Inc. to Peter Sahagen dated February 11, 1997.

10.9**     Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street Associates, dated as of March 19, 1997.

10.10**    Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street, dated as of June
           1997.

10.11**    Trademark License Agreement by and between Metromedia Company and Metromedia Fiber Network, Inc., dated as of August 14, 1997.

10.12      Fiber Optic Use Agreement between National Fiber Network, Inc. and NextLink New York, L.L.C., dated as of June 3, 1997 (portions of this exhibit are subject to a request to the Securities and Exchange
           Commission for confidential treatment, and omitted material has been separately filed with the
           Securities and Exchange Commission).

10.13      Amended and Restated Agreement for the Provision of a Fiber Optic Transmission Network dated as of the
           Effective Date by and between US ONE Communications of New York, Inc. and National Fiber Network, Inc.
           (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange
           Commission).

11.1**     Statement Re Computation of Per Share Earnings.

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
21.1**     List of Subsidiaries of Metromedia Fiber Network, Inc.

23.1**     Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in the opinion filed as Exhibit 5.1 hereto).

23.2**     Consent of Ernst & Young, LLP

23.3**     Consent of M. R. Weiser & Co., LLP

23.4**     Consent of Richard A. Eisner & Company, LLP

23.5**     Consent of David Rockefeller.

23.6**     Consent of Leonard White.

24.1**     Power of Attorney from officers and directors (contained on signature page).

27.1**     Financial Data Schedule.


------------------------

**  Previously filed.

    (b) Financial Statement Schedules.

                  None.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To provide to the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 28, 1997.


                                By:           /s/ STEPHEN A. GAROFALO
                                     -----------------------------------------
                                                Stephen A. Garofalo
                                        CHAIRMAN, CHIEF EXECUTIVE OFFICER &
                                                     SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURES                TITLE OR CAPACITIES             DATE
------------------------------  ---------------------------  -------------------
              *                 Chairman of the Board,
------------------------------    Chief Executive Officer     October 28, 1997
     Stephen A. Garofalo          and Secretary

  /s/ HOWARD M. FINKELSTEIN     President, Chief Operating
------------------------------    Officer and Director
    Howard M. Finkelstein                                     October 28, 1997
       Attorney-in-fact

              *                 Chief Financial Officer and
------------------------------    Chief Accounting Officer    October 28, 1997
       Stephen W. Ellis

              *                 Senior Vice President--
------------------------------    Business Development and    October 28, 1997
     Vincent A. Galluccio         Director

              *                 Director
------------------------------                                October 28, 1997
        John W. Kluge

              *                 Director
------------------------------                                October 28, 1997
        Silvia Kessel

              *                 Director
------------------------------                                October 28, 1997
       Stuart Subotnick

              *                 Director
------------------------------                                October 28, 1997
       Arnold L. Wadler



------------------------

               /s/ HOWARD M. FINKELSTEIN
       -----------------------------------------
                 Howard M. Finkelstein
  *By:              ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                                             DESCRIPTION
---------  ----------------------------------------------------------------------------------------------
 1.1**     Form of Underwriting Agreement.
 3.1**     Form of Amended and Restated Certificate of Incorporation of Metromedia Fiber Network, Inc.
 3.2**     Form of Amended and Restated Bylaws of Metromedia Fiber Network, Inc.
 4.1**     Specimen Class A Common Stock Certificate of Metromedia Fiber Network, Inc.
 5.1**     Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.
10.1**     Form of Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan.
10.2**     Employment Agreement by and between National Fiber Network, Inc. and Stephen A. Garofalo,
           dated as of February 26, 1997.
10.3**     Employment Agreement by and between National Fiber Network, Inc. and Howard Finkelstein, dated as of April 30, 1997.
10.4**     Agreement made as of April 30, 1997, to be amended by a Modification Agreement made as of
           October   , 1997 by and among Metromedia Company, Stuart Subotnick, Arnold Wadler, Silvia
           Kessel, Stephen A. Garofalo and National Fiber Network, Inc.
10.5**     Franchise Agreement between The City of New York and National Fiber Network, Inc., dated as of
           December 20, 1993.
10.6**     Conduit Occupancy Agreement by and between New York Telephone Company and National Fiber
           Network, Inc., dated as of May 1993.
10.7**     Consulting Agreement between National Fiber Network and Realprop Capital Corporation, dated as of February 1, 1996.
10.8**     Letter Agreement from National Fiber Network, Inc. to Peter Sahagen dated February 11, 1997.
10.9**     Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street Associates,
           dated as of March 19, 1997.
10.10**    Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street, dated as of
           June 1997.
10.11**    Trademark License Agreement by and between Metromedia Company and Metromedia Fiber Network,
           Inc., dated as of August 14, 1997.
10.12      Fiber Optic Use Agreement between National Fiber Network, Inc. and NextLink New York, L.L.C.,
           dated as of June 3, 1997 (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment and omitted material has been separately filed with the Securities and Exchange Commission).
10.13      Amended and Restated Agreement for the Provision of a Fiber Optic Transmission Network dated as of the Effective Date by and between US ONE Communications of New York, Inc. and National
           Fiber Network, Inc. (portions of this exhibit are subject to a request to the Securities and
           Exchange Commission for confidential treatment and omitted material has been separately filed with the Securities and Exchange Commission).
11.1**     Statement Re Computation of Per Share Earnings.
21.1**     List of Subsidiaries of Metromedia Fiber Network, Inc.
23.1**     Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in the opinion filed as Exhibit
           5.1 hereto).
23.2**     Consent of Ernst & Young, LLP
23.3**     Consent of M. R. Weiser & Co., LLP
23.4**     Consent of Richard A. Eisner & Company, LLP
23.5**     Consent of David Rockefeller.
23.6**     Consent of Leonard White.
24.1**     Power of Attorney from officers and directors (contained on signature page).
27.1**     Financial Data Schedule.


------------------------


**  Previously filed.